Exhibit 99.1

LYNN C. THURBER ELECTED
TO THE BOARD OF TRUSTEES OF ACADIA REALTY TRUST

RYE, NY (March 22, 2016) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today announced the election, by the Board of Trustees, of Lynn C. Thurber as an independent trustee of the Company, effective immediately. This election expands Acadia’s Board to eight trustees, seven of whom are independent.

Ms. Thurber is the Chairman of LaSalle Investment Management, a leading real estate investment management firm. In her role as Chairman, Ms. Thurber advises the firm’s senior management team and heads its global committees on sustainability and risk management for its portfolios worldwide. She also chairs the Jones Lang LaSalle committee for the firm’s co-investment activity. Ms. Thurber is also Chairman of the Board of Directors of Jones Lang LaSalle Income Property Trust, a non-listed REIT that owns and manages a diversified portfolio of office, retail, industrial and apartment properties.

Prior to becoming Chairman of LaSalle, Ms. Thurber was the Chief Executive Officer of LaSalle Investment Management from March 2000 to December 2006 and Co-President from December 1994 to March 2000. Prior to the merger of Alex Brown, Kleinwort Benson (ABKB) Realty Advisors with LaSalle Partners in 1994, Ms. Thurber was Chief Executive Officer of ABKB. Before joining ABKB in 1992, she was a Principal at Morgan Stanley & Co. and a Director and Member of the Investment Committee of the Morgan Stanley Real Estate Fund.

Ms. Thurber is a member of the Board of Directors of Duke Realty Corporation (NYSE:DRE) and Investa Property Group, an Australian-based real estate owner, developer and fund manager. She also currently is a Trustee and past Chairman of the Board of ULI (Urban Land Institute) and a member of The Chicago Network and the Wellesley College Business Leadership Council.

Ms. Thurber earned an MBA from Harvard Business School and an AB from Wellesley College.

“Lynn is an industry leader, with significant private and public real estate investment experience,” stated Lee S. Wielansky, Lead Trustee of Acadia’s Board of Trustees. “Her perspective will be a valuable addition to the conversation as we continue to thoughtfully execute a growth strategy based on complementary, dual - core and fund - operating platforms.”

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - core and fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 19, 2016 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.